Exhibit 99.1

SIZELER REPORTS MINIMAL STORM DAMAGE FROM HURRICANE KATRINA

-- Substantially All Properties Fully Operational --

New Orleans, September 6, 2005 -- Sizeler Property Investors, Inc. (NYSE: SIZ) today reported that substantially all of its properties are not damaged by Hurricane Katrina.

Based on the information currently available to Sizeler, none of its properties has sustained any flood or other major storm-related damage. Due to the current conditions in New Orleans and surrounding communities, governmental authorities have prevented Sizeler's inspection of properties representing less than 11% of the gross leasable area of Sizeler's retail properties and less than 15% of Sizeler's apartment units available for rent.

Two of Sizeler's three enclosed malls are fully operational, and the third will be by mid-week. All other properties outside the immediate New Orleans area are fully operational.

The Company has previously disclosed in its Annual Report on Form 10-K that it believes it maintains adequate insurance on its property portfolio. Based on the information currently in its possession, Sizeler believes that its losses from actual damages and storm clean-up resulting from Hurricane Katrina will be covered by insurance policies in place, subject to deductibles under its insurance policies. In this regard, Sizeler notes that none of its properties, to its knowledge, has sustained any flood, storm surge, or rising water damage, for which insurance coverage may not be available in all cases.

Sizeler Property Investors, Inc. is an equity real estate investment trust (REIT) that invests in retail and apartment properties in the southeastern United States. The Company currently owns a total of thirty properties -- sixteen in Louisiana, ten in Florida and four in Alabama.

Forward-Looking Statements

Investors and potential investors in our securities are cautioned that a number of factors could adversely affect our Company and cause actual results to differ materially from those in forward-looking statements or forecasts made herein or in prior Company statements, including, but not limited to (a) the inability to lease current or future vacant space in our properties; (b) decisions by tenants and anchor tenants who own their space to close stores at our properties, as the result of individual operating decisions, internal reorganization, or other factors; (c) the inability of tenants to pay rent and other expenses or other tenant financial difficulties; (d) disruption of tenant operations or uninsured repair costs as the result of hurricanes in the southeastern U.S. or other adverse weather conditions or forces of nature; (e) general economic and world conditions, including threats to the United States homeland from unfriendly factions; (f) decreases in rental rates available from tenants; (g) increases in operating costs at our properties; (h) increases in corporate operating costs associated with new regulatory requirements; (i) lack of availability of financing for acquisition, development and rehabilitation of properties by us; (j) force majeure as it relates to construction and renovation projects; (k) possible dispositions of mature properties because we are continuously engaged in the examination of our various lines of business; (l) increases in interest rates; (m) a general economic downturn resulting in lower retail sales and causing downward pressure on occupancies and rents at retail properties; (n) the adverse tax consequences if we were to fail to qualify as a REIT in any taxable year; and (o) inability to purchase or sell properties in the amount and at the times expected or forecast by management; (p) increases in market prices for properties such that the Company would be required to purchase properties at lower cap rates or at lower revenue run rates; (q) inability of our Company to implement its strategic initiatives or achieve previously forecasted operating performance for the foregoing reasons, due to the effects of Hurricane Katrina, or for other reasons. In addition, the full effects of Hurricane Katrina cannot be fully assessed at this time, and have resulted in various uncertainties for Sizeler, in addition to those disclosed above, and for the storm-affected areas in general, among others: (i) the full extent of storm damage and related conditions within the New Orleans metropolitan area and other areas affected by the storm and the uncertainty of when appropriate responses will be put into place, including repairs to utilities, public water and sewer systems, and other key parts of the infrastructure; (ii) the near-term and longer-term economic effect of Hurricane Katrina on the economies in markets affected by the storm and resulting effects on demands for retail and apartment space and valuations for properties in these asset classes; (iii) the impact of Hurricane Katrina on the claims-paying ability of the Company's insurers, as well as actions that may be taken by the insurance industry to limit payments for certain types of damages. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements made herein, whether as a result of new information, future events, changes in assumptions or otherwise.

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PROXY SOLICITATION

Because Sizeler is currently in a proxy contest, it is required to make the following disclosures to its stockholders:

SIZELER PROPERTY INVESTORS, INC. AND ITS DIRECTORS, INCLUDING THOSE DIRECTORS WHO ARE ALSO EXECUTIVE OFFICERS, MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 27, 2005. A LISTING OF THE SIZELER DIRECTORS AND CERTAIN OTHER INFORMATION REGARDING THEIR DIRECT AND INDIRECT INTERESTS IN THE SOLICITATION IS INCLUDED IN EXHIBIT A TO THE COMPANY'S PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED ON AUGUST 22, 2005.

SIZELER WILL ALSO BE FILING A DEFINITIVE PROXY STATEMENT, FORM OF PROXY SOLICITED BY SIZELER'S BOARD OF DIRECTORS AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH ITS 2005 ANNUAL MEETING. STOCKHOLDERS OF SIZELER ARE ADVISED TO READ, WHEN AVAILABLE, SIZELER'S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH SIZELER'S SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING TO BE HELD ON OCTOBER 27, 2005 BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF SIZELER AND OTHER INTERESTED PARTIES MAY OBTAIN FREE OF CHARGE, WHEN AVAILABLE, COPIES OF THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED ON AUGUST 22, 2005), AT THE SEC'S INTERNET WEBSITE HTTP://WWW.SEC.GOV AND ALSO ON SIZELER'S INTERNET WEBSITE HTTP://WWW.SIZELER.NET WHEN SERVICE TO THE WEBSITE HAS BEEN RESTORED. THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED AUGUST 22, 2005, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY SOLICITED BY SIZELER'S BOARD OF DIRECTORS FOR THE 2005 ANNUAL MEETING TO BE HELD ON OCTOBER 27, 2005 ALSO MAY BE OBTAINED FREE OF CHARGE BY CONTACTING MORROW & CO., INC., WHICH IS ASSISTING SIZELER IN THE SOLICITATION OF PROXIES, AT (800) 654-2468 OR (212) 754-8000 (COLLECT).